EXHIBIT 4.117

FOURTH AMENDMENT TO THE FIFTH

AMENDED AND RESTATED CREDIT AGREEMENT

This Fourth Amendment to the Fifth Amended and Restated Credit Agreement (“Fourth Amendment”) is made as of January 15, 2014 by and among Credit Acceptance Corporation, a Michigan corporation (“Company”), Comerica Bank and the other banks signatory hereto (individually, a “Bank” and collectively, the “Banks”) and Comerica Bank, as administrative agent for the Banks (in such capacity, “Agent”).

RECITALS

A.
Company, Agent and the Banks entered into that certain Fifth Amended and Restated Credit Acceptance Corporation Credit Agreement dated as of June 17, 2011 (as amended by that certain First Amendment to Fifth Amended and Restated Credit Agreement dated June 15, 2012, that certain Second Amendment to Fifth Amended and Restated Credit Agreement dated June 20, 2013, that certain Third Amendment to Fifth Amended and Restated Credit Agreement dated December 9, 2013 and as may be further amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”) under which the Banks renewed and extended (or committed to extend) credit to the Company, as set forth therein.

B.
The Company has requested that Agent and the Banks agree to the amendment to the Credit Agreement contained herein and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this Fourth Amendment.

NOW, THEREFORE, Company, Agent and the Banks agree:

1.           The definition of “Permitted Guaranties” contained in Section 1 of the Credit Agreement is hereby amended by amending and restating clause (ii) thereof in its entirety as follows:

“(ii) any guaranties provided by a Significant Domestic Subsidiary of the Company of the Debt outstanding to any of the other Lenders and Permitted Senior Note Refinancing Debt, provided that concurrently with the giving of any such guaranty, such Subsidiary shall (if it has not done so prior to such date) enter into a Guaranty on substantially similar terms for the benefit of the Banks or”

2.           This Fourth Amendment shall become effective according to the terms and as of the date hereof, upon receipt by the Agent of: counterpart originals of (i) this Fourth Amendment, duly executed and delivered by the Company and the requisite Banks, and (ii) a Reaffirmation of Loan Documents duly executed and delivered by the Guarantors.

Agent shall give notice to Company and the Banks of the occurrence of the effectiveness of this Fourth Amendment.

3.           Company hereby certifies that (a) all necessary actions have been taken by the Company to authorize execution and delivery of this Fourth Amendment and (b) after giving effect to this Fourth Amendment, no Default or Event of Default has occurred and is continuing on the proposed effective date of this Fourth Amendment..

4.           The Company ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.18, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement.

5.           Except as specifically set forth above, this Fourth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

6.           Unless otherwise defined to the contrary herein, all capitalized terms used in this Fourth Amendment shall have the meaning set forth in the Credit Agreement.

7.           This Fourth Amendment may be executed in counterpart in accordance with Section 13.10 of the Credit Agreement.

8.           This Fourth Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

[Signatures Follow on Succeeding Pages]

2

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,
 as Administrative Agent, Sole Lead Arranger,
and Collateral Agent

By: /s/ Paul G. Russo

Its: Vice President

Signature Page to CAC Fourth Amendment

CREDIT ACCEPTANCE
CORPORATION

By: /s/ Douglas W. Busk
       Douglas W. Busk

Its: Treasurer

Signature Page to CAC Fourth Amendment

BANK OF AMERICA, N.A., as Co-Syndication
Agent, and a Bank

By: /s/ Mitchell Dangremond

Its: Vice President

Signature Page to CAC Fourth Amendment

BANK OF MONTREAL, as Co-Documentation
Agent and a Bank

By: /s/ Catherine Blaesing

Its: Director

Signature Page to CAC Fourth Amendment

FIFTH THIRD BANK, an Ohio banking
corporation, successor by merger with FIFTH
THIRD BANK, a Michigan banking
corporation, as Co-Documentation Agent and a
Bank

By: /s/ Jessica Pfeifer

Its: Vice President

Signature Page to CAC Fourth Amendment

RBS CITIZENS, N.A., as Co-Syndication Agent
and a Bank

By: /s/ Michael A. Farley

Its: Vice President

Signature Page to CAC Fourth Amendment

JPMORGAN CHASE BANK, N.A.

By: /s/ Timothy Rettberg
       Timothy Rettberg

Its: Vice President

Signature Page to CAC Fourth Amendment

THE HUNTINGTON NATIONAL BANK

By: /s/ Tara Donovan

Its: Vice President

Signature Page to CAC Fourth Amendment

ISRAEL DISCOUNT BANK OF NEW YORK

By: /s/ Rahum Williams

Its: First Vice President

By: /s/ Barry Solomon

Its: First Vice President

Signature Page to CAC Fourth Amendment

FLAGSTAR BANK, fsb

By: /s/ Thomas Kuslits

Its: Executive Vice President

Signature Page to CAC Fourth Amendment